Exhibit 99.5

ZAYO GROUP, LLC

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On July 2, 2012, Zayo Group LLC (the “Company”) acquired all of the outstanding equity interest in AboveNet, Inc (“AboveNet”) for a purchase price of $2.2 billion, net of cash acquired. The acquisition was funded with proceeds from $2.87 billion in debt and $472 million in equity raises which were funded in conjunction with the close of the acquisition. The debt financing consisted of a $1.62 billion term loan due in 2019, $750 million of 8.125% Senior Secured First-Priority Notes due 2020 and $500 million of 10.125% Senior Unsecured Notes due 2020 (collectively “the New Indebtedness”). The additional proceeds will be used to refinance all existing indebtedness of the Company and AboveNet, for general corporate purposes and liquidity. Concurrent with the close of the acquisition, the Company also entered into a $250 million senior secured revolving credit facility which was undrawn at closing.

Pro Forma Information

The following tables present selected unaudited pro forma condensed financial information and operating data of the Company for the periods and as of the dates indicated. The following unaudited pro forma condensed financial information has been prepared giving effect to (i) the AboveNet Acquisition, (ii) the New Indebtedness, (iii) the $472 million equity contributions, and (iv) the use of proceeds from each of the foregoing.

The unaudited pro forma condensed financial information as of and for the year ended June 30, 2011 is derived from (i) our audited historical consolidated financial statements for Fiscal 2011 and (ii) unaudited historical financial statements of AboveNet for the year ended June 30, 2011.

The unaudited pro forma condensed financial information as of and for the nine months ended March 31, 2012 is derived from (i) our unaudited historical condensed consolidated financial statements for the nine months ended March 31, 2012 and (ii) unaudited historical financial statements of AboveNet for the nine months ended March 31, 2012.

The unaudited pro forma condensed financial information reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro-forma balance sheets and statements of operations below reflect our preliminary estimates of the acquisition date fair values of the assets and liabilities to be assumed in the AboveNet Acquisition. The determination of the fair values of the acquired assets and assumed liabilities (and the related determination of estimated lives of depreciable tangible and identifiable intangible assets) requires significant judgment. The Company has not completed its valuation analysis and calculations in sufficient detail necessary to arrive at the final estimates of the fair value of the acquired assets and liabilities assumed, along with the related allocations to goodwill and intangible assets. The unaudited pro forma condensed financial information is presented for informational purposes only and does not purport to be indicative of what would have occurred had the events actually been consummated at the beginning of the periods presented, nor is it necessarily indicative of our future consolidated operating results. In addition, the accompanying unaudited pro forma condensed consolidated financial information does not reflect actions that may be undertaken by management after the acquisition.

The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended March 31, 2012 and the year ended June 30, 2011 are presented as if the acquisition of AboveNet had occurred on July 1, 2010.

The unaudited pro forma condensed consolidated financial information should be read together with our March 31, 2012 unaudited condensed consolidated financial statements and the related notes appearing in our quarterly report on Form 10-Q filed with the SEC on May 15, 2012, and in our audited financial statements as of and for the year ended June 30, 2011, filed with the SEC on September 9, 2011, as amended by the Form 10-K/A filed with the SEC on May 15, 2012.

Zayo Group, LLC

Pro Forma Statement of Operations

For the Year Ended June 30, 2011

(Unaudited)

	Zayo Group Historical (1)	AboveNet Historical	AboveNet Pro Forma Adjustments(2)	Pro Forma Adjustments for Debt Offerings(3)	Zayo Group Pro- forma as adjusted
			(in thousands)
Revenue	$287,235	$444,453	$(4,258)[a,b]	$—	$727,430

Operating costs and expenses
Operating costs, excluding depreciation and amortization	71,528	156,556	(1,370)[b]	—	226,714
Selling, general and administrative expenses	89,846	110,093	(22,345)[b,c]	—	177,594
Stock-based compensation	24,310	—	22,100 [c]	—	46,410
Depreciation and amortization	60,463	70,056	34,806 [a]	—	165,325

Operating income	41,088	107,748	(37,449)	—	111,387

Other income/(expense)
Interest expense, net	(33,414)	(4,977)	608 [d]	(204,521)	(242,304)
Debt extinguishment expenses	—	—	—		—
Other (expense)/income, net	(126)	1,958	—	—	1,832

Total other expense, net	(33,540)	(3,019)	608	(204,521)	(240,472)

Earnings/(loss) from continuing operations before provision for income taxes	7,548	104,729	(36,841)	(204,521)	(129,085)
			—

Provision/(benefit) for income taxes(4)	12,542	34,592	(14,368)	(79,763)	(46,997)

Earnings/(loss), from continuing operations	$(4,994)	$70,137	$(22,473)	$(124,758)	$(82,088)

Zayo Group, LLC

Pro Forma Statement of Operations

For the Nine Months Ended March 31, 2012

(Unaudited)

	Zayo Group, LLC Historical (1)	AboveNet, Inc. Historical	AboveNet, Inc. Pro Forma Adjustments(2)		Pro Forma Adjustments for Debt Offerings(3)	Zayo Group Pro- forma as adjusted
	(in thousands)
Revenue	$272,459	$367,522	$(3,945	)a,b	$—	$636,036

Operating costs and expenses
Operating costs, excluding depreciation and amortization	59,813	125,727	(1,439	)b	—	184,101
Selling, general and administrative expenses	79,075	88,185	(17,385	)b	—	149,875

Stock-based compensation	19,701	—	17,200	c	—	36,901

Depreciation and amortization	60,680	58,572	26,707	a	—	145,959

Operating income	53,190	95,038	(29,028)		—	119,200

Other income/(expense)

Interest expense, net	(35,122)	(3,195)	430	d	(143,744)	(181,631)

Other (expense)/income, net	124	266	—		—	390
Interest income

Total other expense, net	(34,998)	(2,929)	430		(143,744)	(181,241)

Earnings from continuing operations before provision for income taxes	18,192	92,109	(28,598)		(143,744)	(62,041)
			—

Provision/(benefit) for income taxes(4)	18,765	31,645	—		(56,060)	(5,650)

Earnings/(loss), from continuing operations	$(573)	$60,464	$(28,598)		$(87,684)	$(56,391)

Notes to the Unaudited Condensed Statements of Operations for the nine months ended March 31, 2012 and year ended June 30, 2011.

(1)	The “Zayo Group Historical” column reflects the Company’s historical unaudited operating results for the nine months ended March 31, 2012 and the operating results for the year ended June 30, 2011.
(2)	The “AboveNet Pro Forma Adjustments” column reflects the following adjustments:
(a)	A reduction of $1.5 million and $1.9 million to pro-forma revenue recognized during the nine months ended March 31, 2012 and year ended June 30, 2011, respectively, resulting from estimated purchase accounting adjustments to the acquired deferred revenue balance. Management, with the assistance of a third party valuation firm, is in the process of evaluating the fair market value of the assets and liabilities acquired in the acquisition. The “AboveNet Pro Forma Adjustments” column also includes an increase of $26.7 million and $34.8 million during the nine months ended March 31, 2012 and the year ended June 30, 2011, respectively, to historical depreciation and amortization expense based on the estimated fair value and useful lives of identified tangible and intangible assets for AboveNet, based on preliminary estimates.
(b)	During the pro-forma periods presented, the Company and AboveNet have entered into transactions which have been reflected in their respective statements of operations as revenue, operating costs, excluding depreciation and amortization and selling, general, and administrative expenses. Had the acquisition been consummated on July 1, 2010, these transactions would have been eliminated in consolidation. The following reductions associated with transactions between the two parties have been removed in the “AboveNet Pro Forma Adjustments” column:

	Year Ended June 30, 2011	Nine Months Ended March 31, 2012
Revenue	$2.3 million	$2.4 million
Operating costs, excluding depreciation and amortization	$1.4 million	$1.4 million
Selling, general and administrative expenses	$0.2 million	$0.2 million

(c)	A reduction of $17.2 million and $22.1 million to selling, general, and administrative expenses and a corresponding increase to stock-based compensation expense during the nine months ended March 31, 2012 and year ended June 30, 2011, respectively. The adjustment represents a reclassification of stock based compensation expense which was recorded by AboveNet within selling general and administrative expenses in order to conform to the Company’s statement of operations presentation.
(d)	A reduction of $0.4 million and $0.6 million during the nine months ended March 31, 2012 and year ended June 30, 2011, respectively, related to interest expense recorded by the Company associated with a capital lease between the Company and AboveNet which would have been eliminated in consolidation had the acquisition been consummated on July 1, 2010.
(3)	In conjunction with the closing of the AboveNet acquisition, the Company refinanced its and AboveNet’s existing indebtedness and raised additional debt to finance the acquisition. The Company refinanced its existing debt and raised an additional $1.62 billion in Senior Secured Term Loans, $750 million in Senior Secured Notes and $500 million Senior Unsecured Notes. The effective interest rate on the combined New Indebtedness, inclusive of interest expense associated with the amortization of the discount on the term loan and debt issuance costs was approximately 8.5% on the close date. The Company anticipates debt issuance costs associated with the New Indebtedness to be approximately $80.9 million and the $1.62 billion Senior Secured Term Loan was issued at a discount of $30.0 million. If the Company entered into this New Indebtedness on July 1, 2010, the combined companies would have recognized an additional $143.7 million and $204.5 million of interest expense during the nine months ended March 31, 2012 and year ended June 30, 2011, respectively. These adjustments are reflected in the “Pro Forma Adjustments for Debt Offerings” column.

The Company would have recognized $70.2 million in expenses associated with debt extinguishment costs during the year ended June 30, 2011, including an expense of $18.1 million associated with writing-off the Company’s unamortized debt acquisition costs, an expense of $42.6 million associated with the payment of early redemption fees on the Company’s previous indebtedness, and an expense of $9.4 million associated with writing off the net unamortized discount on the extinguished debt balances. These non-recurring expenses have not been reflected in the pro-forma results of operations, above.

(4)	The income tax expense for each of the Pro Forma Adjustments columns has been adjusted to reflect an assumed effective tax rate of 39.0%.

Pro Forma Balance Sheet

As of March 31, 2012

(Unaudited)

	Zayo Group Historical	AboveNet Historical	AboveNet Pro Forma Adjustments (1)	Pro Forma Adjustments for Equity Raise (2)	Pro Forma Adjustments for Debt Offerings (3)		Zayo Group Pro Forma as Adjusted
Assets	(in thousands)
Current assets
Cash and cash equivalents	$17,233	$120,698	$(2,302,504)[a,g]	$472,000	$1,966,450	[a,b,e,f]	$273,877
Restricted cash	—	3,857	—	—	—		3,857
Trade receivables, net	32,013	42,445	(404)[b]	—	—		74,054
Due from related-parties	194	—	—	—	—		194
Prepaid expenses	8,124	18,895	(175)[b]	—	—		26,844
Deferred income taxes	4,350	—	—	—	—		4,350
Other assets, current	3,104	—	—	—	—		3,104

Total current assets	65,018	185,895	(2,303,083)	472,000	1,966,450		386,280
							—
Property and equipment, net of accumulated depreciation	742,032	635,535	63,554 [c]	—	—		1,441,121
Intangible assets, net of accumulated amortization	136,642	—	420,148 [d]	—	—		556,790
Goodwill	129,170	—	1,120,838 [b,g]	—	—		1,250,008
Debt issuance costs, net of accumulated amortization	18,093	—	—	—	62,812	[c,d]	80,905
Investment in US Carrier	15,075	—	—	—	—		15,075
Deferred tax asset, non-current	94,229	99,226	—	—	—		193,455
Other assets, non-current	8,235	15,090	—	—	—		23,325

Total assets	$1,208,494	$935,746	$(698,544)	$472,000	$2,029,262		$3,946,959

Liabilities and member’s equity
Current liabilities
Accounts payable	$16,285	$9,462	$(373)[b]	$—	$—		$25,374
Accrued liabilities	31,917	78,726	—	—	—		110,643
Accrued interest	1,411	—	—	—	—		1,411
Capital lease obligations, current	1,218	—	(479)[b]	—	—		739
Due to related-parties	15,541	—	—	—	—		15,541
Deferred revenue, current	22,846	29,022	(4,528)[e]	—	—		47,340
Current portion of long-term debt	7,546		—	—	13,050	[b,g]	20,596

Total current liabilities	96,764	117,210	(5,380)	—	13,050		221,644
Capital lease obligations, non-current	10,773	—	(7,606)[b]	—	—		3,167
Long-term debt, non-current	682,418	55,000	—	—	2,086,382	[a,b]	2,823,800
Deferred revenue, non-current	132,144	77,996	(11,699)[e]	—	—		198,441
Stock-based compensation liability	55,030	—	—	—	—		55,030
Deferred tax liability	—	—	—	—	—		—
Other long term liabilities	7,734	11,682	—	—	—		19,416

Total liabilities	984,863	261,888	(24,686)	—	2,099,432		3,321,497
Member’s/stockholders’ equity
Common stock	—	269	(269)[h]	—	—		—
Additional paid-in capital	—	364,583	(364,583)[h]	—	—		—
Treasury stock	—	(25,925)	25,925 [h]	—	—		—
Accumulated other comprehensive loss	—	(8,101)	8,101 [h]	—	—		—
Member’s interest	241,373	—	—	472,000	—		713,373
Accumulated deficit	(17,742)	343,032	(343,032)	—	(70,170	) [d,e,f]	(87,912)

Total member’s equity	223,631	673,858	(673,858)	472,000	(70,170)		625,461

Total liabilities and member’s equity	$1,208,494	$935,746	$(698,544)	$472,000	$2,029,262		$3,946,959

Notes to the Unaudited Pro Forma Balance Sheet as of March 31, 2012.

(1)	The “AboveNet Pro Forma Adjustments” column includes the following adjustments.
(a)	A reduction to the cash and equivalents balance of $2.3 billion related to the cost of acquiring AboveNet.
(b)	A reduction of $0.2 million, $0.4 million, and $8.1 million to prepaid expenses, accounts payable and capital lease obligations, respectively, associated with balances the Company had with AboveNet on March 31, 2012 which would have been eliminated in consolidation. The AboveNet Pro Forma Adjustments includes a corresponding decrease of $0.2 million, $0.4 million, and $8.1 million to deferred revenue, account receivable, and goodwill to reflect the opposite side of the eliminations.

(c)	An increase of $63.6 million to property and equipment resulting from the Company’s preliminary estimates of the fair value of property and equipment acquired.
(d)	An increase to the intangible asset balance of $420.1 million related to the Company’s preliminary estimate of the fair value of customer relationships and other intangible assets acquired.
(e)	A reduction to the deferred revenue balance resulting from managements preliminary estimates of the fair value of the deferred revenue. In accordance with purchase accounting the Company is required to adjust the deferred revenue balance to its fair value which represents the cost of the Company’s continuing obligation associated with the deferred revenue. This adjustment results in an estimated reduction to the deferred revenue balance of $16.2 million.
(f)	An increase of $1.1 billion to the goodwill balance resulting from the excess of consideration paid over the preliminary fair value of assets acquired and liabilities assumed in the acquisition.
(g)	A reduction to cash of $24.0 million associated with a liability assumed from AboveNet related to fees due to the investment banking firms involved in the sale of AboveNet which was funded at closing.
(h)	A reduction to remove the historical stockholder equity balances of the acquired equity.

Note: The purchase price allocations, discussed above, are preliminary pending the Company’s completion of its acquisition accounting procedures associated with valuing the net assets acquired which will include an independent valuations of identified tangible and intangible assets acquired.

(2)	The “Pro Forma Adjustments for Equity Raise” column reflects the pro-forma adjustments to the Company’s cash and members’ interest accounts associated with the $472 million additional equity commitments which were funded in conjunction with the closing of the acquisition.
(3)	The “Pro Forma Adjustments for Debt Offerings” column reflects the following:
(a)	The principal amount of the New Indebtedness of $2.72 billion net of an aggregate discount on the New Indebtedness of $30.0 million.
(b)	The repayment of Company’s and AboveNet’s existing indebtedness of $750 million
(c)	An increase to debt issuance costs of $80.9 million associated with the New Indebtedness.
(d)	A reduction to debt issuance costs of $18.1 million and a corresponding increase to the accumulated deficit associated with writing-off the debt issuance costs associated with the Company’s previous debt balances.
(e)	A reduction to cash of $42.6 million and a corresponding increase to the accumulated deficit associated with the early redemption fees on the Company’s previous indebtedness.
(f)	A reduction to cash of $9.4 million and a corresponding increase to the accumulated deficit which represents the unamortized discount which would have been paid had the transactions discussed above occurred on July 1, 2010.
(g)	An increase to the current portion of long term debt of $16.2 million associated with the balance that would have been due in the next twelve months had the debt offering occurred on July 1, 2011.